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                                                              EXHIBIT 23.2

                    INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Share Option Plans of Camtek Ltd. of our report dated February 18, 2001 with respect to the consolidated financial statements of Camtek Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.




/s/ Richard A. Eisner & Company, LLP      /s/ Goldstein Sabo Tevet

Richard A. Eisner & Company, LLP          Goldstein Sabo Tevet
                                          Certified Public Accountants (Isr.)
New York, NY                              Tel Aviv, Israel
March 13, 2002